                                                                   EXHIBIT 10.70


                                FORM OF AGREEMENT

                   PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS
                   ------------------------------------------

                                NOVEMBER 12, 1997

                                     BUYER:
                                     ------

                REALTY INCOME CORPORATION, A MARYLAND CORPORATION

                                     SELLER:
                                     -------

                MONRO MUFFLER BRAKE, INC., A NEW YORK CORPORATION

                               PROPERTY LOCATION:
                               ------------------

                            Monro Muffler/Brake #XXX
                    SPECIFIC ADDRESS 10 LOCATIONS AS FOLLOWS:


                         3411 Milan Road, Sandusky, OH
                         5021 Scatterfield, Anderson, IN
                       5200 Library Road, Bethel Park, PA
                       2196 West Union Blvd, Bethlehem, PA
                        3010 Easton Avenue, Bethlehem, PA
                         1970 Tiffin Avenue, Findlay, OH
                         1014 Coshocton, Mt. Vernon, OH
                          190 Milan Avenue, Norwalk, OH
                         3702 Franklin Rd., Roanoke, VA
                           2055 Queen Street, York, PA

                   PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS

                                TABLE OF CONTENTS

RECITALS ....................................................1
1.    PURCHASE PRICE ........................................1
2.    OPENING OF ESCROW .....................................1
3.    TITLE TO PROPERTY .....................................2
4.    CONDITIONS TO BUYER'S OBLIGATION TO PURCHASE ..........2
     4.1   Approvals by Buyer ...............................2
     4.2   Utilities ........................................4
     4.3   Physical Characteristics of the Property .........4
     4.4   Accuracy of Representations ......................4
     4.5   No Hazardous Materials ...........................4
     4.6   Foreign Investments ..............................4
     4.7   Failure of Conditions ............................5
     4.8   Lease ............................................5
5.    CONDITIONS TO SELLER'S OBLIGATION TO SELL .............5
     5.1   Performance by Buyer .............................5
     5.2   Accuracy of Representations ......................5
     5.3   Payment of Purchase Price ........................5
6.    BUYER'S DELIVERIES TO ESCROW AGENT and seller .........6
     6.1   Purchase Price ...................................6
     6.2   Lease ............................................6
     6.3   Failure to Deliver ...............................6
7.    SELLER'S DELIVERIES TO ESCROW AGENT AND BUYER .........6
     7.1   Deed .............................................6
     7.2   Lease ............................................6
     7.3   Documents Needed to Close ........................6
     7.4   Failure to Deliver ...............................6
8.   THE   CLOSING ..........................................7
     8.1   Date and Manner of Closing .......................7
     8.2   Delay in Closing; Authority to Close .............7
9.    PRORATION, COSTS AND EXPENSES .........................8
     9.1   Prorations and Apportionments ....................8
     9.2   Payment of Adjustments to Proration ..............8
     9.3   Seller's Costs and Expenses ......................8
     9.4   Buyer's Costs and Expenses .......................8
10.   DISTRIBUTION OF FUNDS AND DOCUMENTS ...................9
     10.1  Form of Distributions ............................9
     10.2  Recorded Documents ...............................9
     10.3  Non-Recorded Documents ...........................9
     10.4  Cash Disbursements ...............................9
     10.5  Copies of Documents ..............................9
11.   RETURN OF DOCUMENTS AND FUNDS UPON TERMINATION ........9
     11.1  Return of Seller's Documents .....................9
     11.2  Return of Buyer's Documents .....................10
     11.3  No Effect on Rights of Parties ..................10
     11.4  Payment of Termination Fee ......................10
12.   DEFAULT ..............................................10
      12.1 Seller's Remedy .................................10
      12.2 Buyer's Remedies ................................11

 13.    REPRESENTATIONS AND WARRANTIES OF SELLER .............11
       13.1  Authority of Seller .............................11
       13.2  Condition of Property ...........................11
       13.3  Use and Operation ...............................11
       13.4  Land Use Regulation .............................12
       13.5  Reports, Contracts and Other Documents ..........12
       13.6  Absence of Fraud and Misleading Statements ......12
       13.7  Litigation ......................................12
       13.8  Other Contracts to Convey .......................12
       13.9  Environmental Compliance/Hazardous Materials ....13
      13.10  Property Tax Assessment .........................13
      13.11  Agreements Affecting the Property ...............13
      13.12  Use Permits and Other Approvals .................14
      13.13  Confidentiality .................................14
      13.14  Survival.. ......................................14
      13.15  No Broker .......................................14
 14.    REPRESENTATIONS & WARRANTIES OF BUYER ................15
       14.1  Authority of Buyer...............................15
       14.2  Absence of Fraud and Misleading Statements ......15
       14.3  Litigation ......................................15
       14.4  Financial Condition .............................15
       14.5  Survival ........................................15
       14.6  No Broker .......................................15
 15.    COVENANTS ............................................16
       15.1  Indemnification by Parties ......................16
       15.2  Maintenance .....................................16
       15.3  Other Agreements ................................17
 16.   LOSS  BY FIRE OR OTHER CASUALTY; CONDEMNATION .........17
       16.1  Damage or Destruction ...........................17
       16.2  Condemnation ....................................17
 17.    POSSESSION ...........................................17
 18.    NOTICES ..............................................18
 19.    GENERAL PROVISIONS ...................................18
       19.1  Manner of Taking Title ..........................18
       19.2  Gender; Number ..................................19
       19.3  Captions ........................................19
       19.4  Exhibits ........................................19
       19.5  Entire Agreement ................................19
       19.6  Modification. ...................................19
       19.7  Attorneys' Fees .................................19
       19.8  Joint and Several Liability .....................19
       19.9  Governing Law ...................................20
      19.10  Severability ....................................20
      19.11  Successors and Assigns ..........................20
      19.12  Information Provided ............................20
      19.13  Counterparts ....................................21

 EXHIBIT "A" LEGAL DESCRIPTION
 EXHIBIT "B" DEED (SAMPLE)
 EXHIBIT "C" - DOCUMENTS NEEDED TO CLOSE CHECKLIST (SAMPLE)
 EXHIBIT "D" - GUIDELINES FOR AS-BUILT SURVEYS

                   PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS

     This Purchase Agreement and Escrow Instructions (the "Agreement"), dated November 12, 1997 for reference purposes, is made by and between Monro Muffler Brake, Inc., a New York corporation ("Seller"), and Realty Income Corporation, a Maryland corporation ("Buyer"), and is made with reference to the recitals set forth below, and constitutes (i) a contract of purchase and sale between the parties and (ii) escrow instructions to Partners Title Company (the "Escrow Agent").

                                    RECITALS

     A. Real Property. Seller owns certain real property together with all improvements located on the property (the "Property"), the legal description of which is attached hereto and made a part hereof as Exhibit "A," and is also known as:

                     Monro Muffler/Brake - SPECIFIC ADDRESS

     B. Purchase and Sale. Seller desires to sell and Buyer desires to purchase all - Seller's right, title, and interest in and to the Property upon the terms and conditions set forth below.

     C. Leasehold Interest. Concurrently with the Closing (as defined in Section
8), Buyer, as landlord, shall lease the Property to Seller, as tenant, under a lease dated November 12, 1997 (the "Lease").

                                1. PURCHASE PRICE

     In consideration of the covenants contained in this Agreement, Seller shall sell and Buyer shall purchase the Property for a total purchase price of SPECIFIC PRICE FOR THE LOCATION ( 10 PROPERTIES TOTALLED $6,072,600) (the "Purchase Price") which shall be delivered by Buyer to Escrow Agent on or before the Closing in Cash (defined as (i) United States currency, (ii) cashier's or certified check(s) currently dated, payable to Escrow Agent, and honored upon presentation for payment, (iii) an amount credited by wire transfer into Escrow Agent's bank account, or (iv) if monies are deposited with Escrow Agent within twenty (20) days prior to the Closing, funds in such form as Escrow Agent in its sole discretion requires).

                              2. OPENING OF ESCROW

     Within five (5) business days following the execution of this Agreement, Buyer and Seller shall open an escrow (the "Escrow") with Escrow Agent for the Property and shall deposit with Escrow Agent fully executed counterparts of this Agreement for use as escrow instructions. Buyer and Seller shall execute

Escrow Agent's usual form of supplemental escrow instructions for transactions of this type; provided, however, that such escrow instructions shall be for the purpose of implementing this Agreement, shall incorporate this Agreement by reference, and shall specifically provide that no provisions shall have the effect of modifying this Agreement unless it is so expressly stated and initialed on behalf of Buyer and Seller.

                              3. TITLE TO PROPERTY

     At Closing Seller shall convey to Buyer fee simple title to the Property by execution and delivery of a warranty deed in the form customarily used in connection with commercial real property transactions in the state in which the Property is located (the "Deed"). A form of the Deed is attached hereto as Exhibit "B." At the Closing Buyer shall receive from Commonwealth Land Title Insurance Company (the "Title Company") an ALTA Owner's Extended Policy of Title Insurance (the "Title Policy") with liability in the full amount of the Purchase Price insuring fee simple title to the Property in Buyer, subject only to exceptions approved by Buyer as provided in Section 4.1, deleting all standard printed exceptions (as deemed customary in the state in which the Property is located), together with such endorsements as may be reasonably requested by Buyer. Indemnification of the Title Company to induce it to insure any otherwise non-permitted exception to title shall not be allowed except with the prior written consent of Buyer after full disclosure to Buyer of the nature and substance of such exception and indemnity. The Title Policy shall provide for survey coverage and full coverage against mechanics' and materialmen's liens arising out of the construction, repair, or alteration of any of improvements located on the Property.

                 4. CONDITIONS TO BUYER'S OBLIGATION TO PURCHASE

     Buyer's obligation to purchase the Property is expressly conditioned upon each of the following:

 4.1    Approvals by Buyer

     Buyer's receipt and approval for the Property of the following prior to the
Closing:

      4.1.1 ALTA Commitment for Policy of Title Insurance. As soon as reasonably possible after execution of this Agreement, Seller shall cause the issuance of an ALTA Commitment for Policy of Title Insurance, including complete legible copies of all encumbrances and liens of record (the "Commitment"), with respect to the Property to be forwarded to Buyer for approval. If no written disapproval of any items in the Commitment is received from Buyer on or before thirty (30) days after the later of delivery of the Commitment to Buyer or delivery of the Certified As-Built Survey

             PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS EXHIBIT "D#
                         GUIDELINES FOE AS-BUILT SURVEYS

1.   Label: The survey must be labeled as an ALTA/ACSM Land Title Survey.

2. Boundary Lines: Boundary lines as described in the current title commitment.

3. Legal Description: Full legal description on the face of the survey (including a metes and bounds description even if not a part of the legal description used in the title commitment).

4. Title Commitment Exceptions: Location and size of all easements and other plotable matters of record, marked with book and page to correspond with the title commitment exceptions. If unplotable, statement indicating that such exceptions, if any, affect the fee parcel (or appurtenant easement parcel, as the case may be).

5. Easement Parcels: Easement parcel(s), if any, appurtenant to the fee parcel, if the same is/are part of the legal description to be insured (to the extent the same can be shown on the survey).

6. Encroachments: Statement identifying the existence and location of encroachments, if any.

7.   Improvements: Location of the building and surrounding improvements.

8.   Square Footage: Square footage of the building and land.

9.   Utilities: Location of utilities (wires, cables, manholes, drains, etc.).

10.  Access Ways: Location of parking areas, curb cuts, and driveways.

11.  Vicinity map: Vicinity map showing the subject site and surrounding area.

12.  Flood Zone: FEMA flood information.

13. Certification: Certification to insuring title company and Realty Income Corporation.

14.  Zoning: Zoning designation, including description if possible.

15.  No Loan: No reference made as to "Loan Purposes."

16.  Signature: Surveyor's signature, seal, and date.

        (as defined in Section 4.1.2), the Commitment shall be deemed approved by Buyer.

 4.1.2  As-Built Survey. A survey of the Property (the
        "As-Built Survey") prepared by a licensed surveyor or civil engineer in sufficient detail to provide for the Title Policy, certified to Buyer and the Title Company, and conforming to the guidelines set forth on Exhibit "D," attached hereto and incorporated herein, without material boundary, encroachment, or survey exceptions.

 4.1.3 Phase I Environmental Site Assessment Report. As soon as reasonably possible after execution of this Agreement, Seller shall cause a Phase I Environmental Site Assessment Report (the "Phase I") to be prepared for the Property in accordance with ASTM guidelines and certified to Buyer by an environmental consultant approved by Buyer.

 4.1.4 Plans and Specifications. As soon as reasonably possible after the execution of this Agreement, Seller shall submit complete plans and specifications to Buyer, together with an itemized cost breakdown for all improvements, including on- and off-site improvements, from the contractor who has performed or is in the process of performing the construction of said improvements in accordance with the plans and specifications.

 4.1.5 Appraisal. AS soon as reasonably possible after the execution of this Agreement, Buyer shall cause a narrative appraisal (the "Appraisal") to be prepared on a completed project basis, covering the land, improvements, and the Lease by an independent appraiser who is a member in good standing of a recognized professional appraisal association, and shall cause said Appraisal to be delivered to Buyer on or before fifteen (15) days prior to the Scheduled Closing Date (as defined in Section 8).

 4.1.6 Certificate of Occupancy. If available Seller shall cause a notice of completion and/or certificate of occupancy or its equivalent certifying that construction has been completed to be delivered to Buyer.

4.1.7   Other Documents. All other documents listed on Exhibit
        "C" entitled "Documents Needed to Close Checklist" for the Property.

4.1.8 Statement of Matters Affecting Title. A statement of (and, if available, copies of) any other matters of any nature of which Seller has knowledge and which affect title to any part of the Property, whether or not of record, whether or not visible or ascertainable by inspection of the Property, and whether or not otherwise known to Buyer.

 4.2    Utilities

     Buyer's receipt and approval of evidence that all water, sewer, gas, electric, telephone, and drainage facilities and all other utilities required by law or by the normal use and operation of the Property are and at the time of Closing will be installed to the property lines of the Property, are and at the time of Closing will be connected and operating pursuant to valid permits, and are and at the time of Closing will be adequate to service the Property and to permit full compliance with all requirements of law and normal usage of the Property.

 4.3    Physical Characteristics of the Property

     Buyer's review and approval, prior to the Closing, of the structural, mechanical, electrical, and other physical characteristics of the Property.

 4.4    Accuracy of Representations

     All of Seller's representations and warranties contained in or made pursuant to this Agreement shall have been true and correct when made and shall be true and correct as of the Closing, and Seller shall have complied with all of Seller's covenants and agreements contained in or made pursuant to this Agreement.

 4.5    NO Hazardous Materials

     Buyer's satisfaction that there are no Hazardous Materials (as defined in Section 13.9) on the Property.

 4.6    Forelan Investments

     Buyer's receipt of the affidavit, certification, or notice required by
Section 1445 of the Internal Revenue Code of 1954, as amended and the Regulations pursuant thereto, in a form sufficient to relieve Buyer of any potential transferee withholding liability under such Section. If Seller fails to deliver such affidavit, certification, or notice to Buyer prior to or at the Closing, or Buyer has knowledge or receives notice of the falsity of such document, then the transactions shall be completed at the Closing, but Buyer shall withhold ten percent (10%) of the "amount realized" (as set forth in the Regulations) by Seller and transmit it to the Internal Revenue Service Center, Philadelphia, PA 19255, all in accordance with Section 1445 and the Regulations pursuant thereto.

      4.7      Failure of Conditions

      4.7.1 The foregoing conditions contained in this Section 4 are intended solely for the benefit of Buyer. If any of the foregoing conditions are not satisfied or approved by Buyer, Buyer shall have the right at its sole election either (i) to waive the condition in question and proceed with the purchase of the Property pursuant to all of the other terms of this Agreement, reserving all of its other rights and remedies available to it under this Agreement or otherwise at law or in equity by reason of such failure of condition or (ii) to terminate this Agreement.

      4.7.2 By written agreement, the Closing may be extended for a reasonable time if required to allow the conditions contained in this Section 4 to be satisfied, subject to Buyer's further rights to terminate this Agreement upon the expiration of the period of any extension if all such conditions have not then been satisfied.

4.8     Lease

     Execution by Buyer and Seller of the Lease for the Property.

                  5. CONDITIONS TO SELLER'S OBLIGATION TO SELL

     Seller's obligation to sell is expressly conditioned upon each of the following:

5.1     Performance by Buyer

     Timely performance of each obligation, covenant, and delivery required of Buyer.

5.2     Accuracy of Representations

     Ail of Buyer's representations and warranties contained in or made pursuant to this Agreement shall have been true and correct when made and shall be true and correct at the Closing, and Buyer shall have complied with all of Buyer's covenants and agreements contained in or made pursuant to this Agreement.

5.3     Payment of Purchase Price

     Payment of the Purchase Price at the Closing in the manner provided in this Agreement.

                6. BUYER'S DELIVERIES TO ESCROW AGENT AND SELLER

 6.1    Purchase Price

     Buyer shall deliver in Cash to Escrow Agent the Purchase Price as set forth in Section 1, less adjustments pursuant to Section 9. Escrow Agent shall deposit the Purchase Price in an interest bearing account, the interest upon which shall accrue to the benefit of Buyer.

 6.2    Lease

     On or before the Closing, Buyer shall deliver to Escrow Agent the Memorandum of Lease for the Property executed and acknowledged by Seller and Buyer, which Memorandum of Lease shall be filed for record by Escrow Agent upon the close of Escrow. On the Closing, Buyer shall deliver to Seller the Lease for the Property executed by Buyer and Seller.

 6.3    Failure to Deliver

     The failure of Buyer to make any required delivery within the specified time shall constitute a material breach by Buyer.

        7.   SELLER'S DELIVERIES    TO ESCROW AGENT AND BUYER

 7.1    Deed

        On or before the Closing, Seller shall deliver to Escrow Agent the Deed for the Property executed and acknowledged by Seller.

 7.2    Lease

     Before the Closing, Seller shall deliver to Buyer the Lease for the Property executed by Seller. In addition, before the Closing, Seller shall deliver to Buyer the Memorandum of Lease for the Property executed and acknowledged by Seller.

 7.3    Documents Needed to Close

     On or before the Closing, Seller shall deliver to Buyer each and every document described in Section 4, subject to Buyer's right to waive delivery.

 7.4    Failure to Deliver

     The failure of Seller to make any required delivery within the specified time shall constitute a material breach by Seller.

                                 8. THE CLOSING

 8.1    Date and Manner of Closing

     Escrow Agent shall close the Escrow (the "Closing") on a date mutually agreeable to Buyer and Seller but which is in no event later than sixty (60) days following the date upon which this Agreement is last executed by Buyer or Seller (the "Scheduled Closing Date"), provided that all of the conditions to Buyer's obligation to purchase have been either satisfied Or waived. The Escrow shall be deemed closed when (i) Title Company is irrevocably committed to issuing the Title Policy and (ii) Escrow Agent delivers the funds and documents for the Property as set forth in Section t0. Distribution of funds and documents shall occur WHEN AND ONLY WHEN each of the following conditions has been satisfied:

      8.1.1 All documents required to be delivered to Buyer and Escrow Agent pursuant to this Agreement have been delivered or delivery of such document(s) has been waived.

      8.1.2 The Title Company is prepared to issue the Title Policy for the Property.

      8.1.3 All funds for the Property required to be delivered to Seller and Escrow Agent pursuant to this Agreement have been delivered.

 8.2    Delay in Closing: Authority to Close

     If Escrow Agent cannot close the Escrow on or before the Scheduled Closing Date, it will nevertheless close when all conditions have been satisfied or waived, notwithstanding that one or more of such conditions was not timely performed, unless after the Scheduled Closing Date and prior to the close of the delayed Escrow, Escrow Agent receives a written notice to terminate the Escrow and this Agreement from a party who, at the time such notice is delivered, is not in default. Neither (i) the exercise of the right of termination, (ii) delay in the exercise of the right of termination, nor (iii) the return of monies and documents, shall affect the right of the party giving notice of termination to pursue legal or equitable remedies for the other party's breach of this Agreement. Nor shall (i) the giving of such notice, (ii) the failure to object to termination of the Escrow, or (iii) the return of monies and documents affect the right of the other party to pursue legal or equitable remedies for the breach of the party who gives notice.

                        9. PRORATION, COSTS AND EXPENSES

 9.1    Prorations and Apportionments

     Contemporaneously with the Closing, Seller intends to lease the Property from Buyer. Therefore, the parties do not anticipate the need to prorate revenues or expenses. However, in the event an item of expense or revenue must be prorated, it shall be prorated and apportioned as of 12:01 a.m. on the date of the Closing so that Seller shall bear all expenses with respect to the Property and shall have the benefit of all income with respect to the Property through and including the period preceding the date of the Closing. Any taxes or other amounts which cannot be ascertained with certainty as of the Closing shall be prorated on the basis of the parties' reasonable estimates of such amount(s) and shall be the subject of a final proration thirty (30) days after the Closing or as soon thereafter as the precise amounts can be ascertained.

 9.2    Payment of Adjustments to Proration

     Either party owing the other party a sum of money based on adjustments made to prorations after the Closing shall promptly pay that sum to the other party, together with interest thereon at the rate of twelve percent (12%) per annum to the date of payment if payment is not made within ten (10) days after mutual agreement of the amount due.

 9.3    Seller's Costs and Expenses

     Seller shall pay for: (i) the As Built Survey, (ii} the Phase I, (iii) one-half (1/2) the cost of procuring the Title Policy, {iv) one-half (1/2) the cost of any documentary or other transfer taxes applicable to the sale, (v) one-half (1/2) of the costs and charges of the Escrow, including, without limitation, Escrow Agent's fee, and (vi) Seller's own attorneys' fees.

 9.4    Buyer's Costs and Expenses

     Buyer shall pay for: (i) the Appraisal; (ii) brokerage commission in the amount of one percent (1%) of the Purchase Price to Horn Capital Realty, 3303 Lee Parkway, Suite 335, Dallas, TX 75219; (214) 522-4676; (iii) one-half (1/2)
the cost of procuring the Title Policy, (iv) one-half (1/2) the cost of any documentary or other transfer taxes applicable to the sale, (v) one-half (1/2) of the costs and charges of the Escrow, including, without limitation, Escrow Agent's fee, and (vi) Buyer's own attorneys' fees.

                     10. DISTRIBUTION OF FUNDS AND DOCUMENTS

10.1    Form of Distributions

     All disbursements by Escrow Agent shall be made by checks of Escrow Agent or by wire transfers to the account of, and as directed by, the receiving party.

10.2    Recorded Documents

     Escrow Agent shall cause the County Recorder of the County in which the Property is located to mail the Deed (and any other documents which are required by this Agreement to be, or by general usage are, recorded) after recordation, to the grantee, beneficiaries, or person (i) acquiring rights under the documents or (ii) for whose benefit the documents were acquired.

10.3    Non-Recorded Documents

     Escrow Agent shall, at the Closing, deliver by United States mail (or shall hold for personal pickup, if requested), each non-recorded document received by Escrow Agent to the payee or person (i) acquiring rights under the document or
(ii) for whose benefit the documents were acquired.

10.4    Cash Disbursements

     At the Closing, Escrow Agent shall hold for personal pickup or shall arrange for wire transfer (i) to Seller, or order, the cash plus any proration or other credits to which Seller shall be entitled for the Property and less any appropriate proration or other charges and (ii) to Buyer, or order, any excess funds previously delivered to Escrow Agent by Buyer.

10.5    Copies of Documents

     Following the Closing, Escrow Agent shall deliver to Buyer and to Seller a copy of the Deed (conformed to show recording data) and each other recorded document for the Property.

      11.  RETURN OF DOCUMENTS AND  FUNDS UPON TERMINATION

11.1    Return of Seller's Documents

     In the event the Escrow is terminated for any reason (other than the default of Seller), Buyer shall, within fifteen (15) calendar days following the termination, deliver to Seller all documents and materials, if any, relating to the Property previously delivered to Buyer by Seller. Escrow Agent shall deliver all documents and materials relating to the Property previously deposited by Seller and then in Escrow Agent's possession to Seller.

11.2    Return of Buyer's Documents

     In the event the Escrow is terminated for any reason (other than the default of Buyer), Seller shall, within fifteen (15) calendar days following termination, deliver to Buyer all funds and documents, if any, relating to the Property, previously delivered to Seller by Buyer. Escrow Agent shall deliver all documents, materials, and funds relating to the Property previously deposited by Buyer and then in Escrow Agent's possession to Buyer. .-

11.3    No Effect on Rights of Parties

     The return of documents and monies as set forth above shall not affect the right of either party to seek the legal or equitable remedies that the party may have with respect to the enforcement of this Agreement.

11.4    Payment of Termination Fee

     Escrow Agent may condition its deliveries upon payment of a termination fee by the party requesting delivery. Notwithstanding the foregoing, any termination fee shall be paid (or reimbursed) by the defaulting party, or paid equally if neither party is then in default.

                                   12. DEFAULT

12.1    Seller's Remedy

     If Buyer fails to complete the acquisition of the Property by reason of any default by Buyer, Seller shall be released from any further obligations and shall be entitled to the following:

         INSOFAR AS IT WOULD BE EXTREMELY IMPRACTICABLE AND DIFFICULT TO ESTIMATE THE DAMAGE AND HARM WHICH SELLER WOULD SUFFER IN THE EVENT BUYER DEFAULTS AND FAILS TO COMPLETE THE SALE OR ACQUISITION OF
         THE PROPERTY, AND INSOFAR AS A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT THAT SELLER WOULD SUFFER IN THE EVENT OF BUYER'S DEFAULT AND FAILURE TO DULY COMPLETE THE SALE OR ACQUISITION OF THE PROPERTY IS THE SUM OF TEN THOUSAND DOLLARS ($10,000), SELLER SHALL BE ENTITLED TO THE SUM OF TEN THOUSAND DOLLARS ($10,000) AS AND FOR SELLER'S SOLE REMEDY FOR DAMAGES ARISING FROM BUYER'S FAILURE TO COMPLETE THE SALE OR ACQUISITION OF THE PROPERTY IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT. BY PLACING THEIR INITIALS BELOW,

         THE PARTIES ARE CONFIRMING THE ACCURACY OF THE STATEMENTS SET FORTH ABOVE.

                BUYER-Initials             SELLER-Initials

12.2    Buyer's Remedies

     In the event that the transaction fails to close on account of Seller's fault or Seller's breach of this Agreement, Buyer shall be entitled to such remedies for breach of contract as may be available under applicable law, including, without limitation, the remedy of specific performance.

13. REPRESENTATIONS AND WARRANTIES OF SELLER

     The following representations and warranties by Seller are now and shall, at the Closing, be true and correct. If during the period between the execution of this Agreement and the Closing, Seller learns of or has a reason to believe that any of the following representations and warranties may cease to be true, Seller covenants to give notice thereof to Buyer immediately.

13.1    Authority of Seller

     Seller is a New York corporation duly organized and validly existing and in good standing under the laws of the State of New York and has the authority to own and convey the Property. This Agreement and all documents executed by Seller which are to be delivered to Buyer are, or at the time of the Closing will be, duly authorized, executed, and delivered by Seller and do not, and at the time of the Closing will not, violate any provisions of any agreement or judicial order to which Seller is a party or to which Seller or the Property are subject.

13.2    Condition of Property

     There are now, and at the Closing there will be, no material physical or mechanical defects of the Property, including, without limitation, the plumbing, heating, air conditioning, ventilating; emergency safety systems, and electrical systems, and all such items are in good operating condition and repair and in compliance with all applicable governmental laws, ordinances, regulations, and requirements, including, but not limited to, the Americans with Disabilities Act. In addition, there are no existing leases on the Property, other than N/A.

13.3    Use and Operation

     The use and operation of the Property now is, and at the time of Closing will be, in full compliance with applicable building codes, safety, fire, environmental, zoning, and land use laws, and other applicable local, state, and federal laws, ordinances, regulations, and requirements. Seller knows of no facts nor has Seller failed to disclose to Buyer any fact which would prevent Buyer from using and operating the Property after the Closing in the manner in which the Property has been used, leased, and operated prior to the date of this Agreement.

13.4    Land Use Regulation

     There are no condemnation, environmental, zoning, or other land use regulation proceedings instituted which could detrimentally affect the use or operation of the Property or the value of the Property, nor has Seller received notice of any special assessment proceedings affecting the Property.

13.5    Reports, Contracts and Other Documents

     Contracts or documents delivered to Buyer pursuant to this Agreement are, and at the time of Closing will be, true and correct copies, are and at the time of Closing will be in full force and effect, and contain no inaccuracies or misstatements of fact. All documents which are required by this Agreement to be delivered to Buyer have been or will be delivered to Buyer.

13.6    Absence of Fraud and Misleading Statements

     No representation, warranty, or statement of Seller in this Agreement or in any document, certificate, or schedule furnished or to be furnished to Buyer pursuant thereto, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements or facts not misleading. All representations, warranties, or statements of Seller are based upon current, accurate, and complete information as of the time of their making and there has been no subsequent material change in the information.

13.7    Litigation

     There is no litigation, pending or threatened, against Seller or any basis therefor that arises out of the ownership of the Property, or that might detrimentally affect the use or operation of the Property for its intended purpose or the value of the Property, or adversely affect the ability of Seller to perform its obligations under this Agreement.

13.8    Other Contracts to Convey

     Seller has not committed nor obligated itself in any manner whatsoever to sell the Property to any party other than Buyer. Seller has not hypothecated or assigned any rents or income from the Property in any manner.

13.9  Environmental Compliance/Hazardous Materials

     The Property is not, and as of the Closing will not be, in violation of any federal, state, or local law, ordinance, or regulation relating to industrial hygiene or to the environmental conditions on, under, or about the Property including, but not limited to, soil and groundwater conditions. There are no Hazardous Materials (as defined below) present on the Property, other than As disclosed in that certain phase one environmental site assessment dated December 12, 1997 which is/are used in compliance with all applicable laws, ordinances, and regulations. Seller further warrants and represents that during the time in which Seller owned the Property, neither Seller nor, to the best of Seller's knowledge, any third party has used, generated, manufactured, produced, stored, or disposed of on, under, or about the Property or transported to or from the Property any Hazardous Materials in violation of applicable laws, ordinances, and regulations. Seller has not received notification of any proceeding or inquiry by any governmental authority with respect to the presence of Hazardous Materials on the Property or the migration of Hazardous Materials from or to the Property. There are no storage tanks located in or under the Property. The term "Hazardous Material" means, but is not limited to, any substance, material, or waste which is toxic, ignitable, reactive, or corrosive; which is or can be injurious to the health, safety, or welfare of the public or environment, and which is or becomes regulated by any local or state governmental authority or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is (i) defined as a "hazardous waste," "extremely hazardous waste," "restricted hazardous waste," "hazardous substance," "pollutant or contaminant," or "hazardous material," by any local or state law, (ii) oil and petroleum products and their byproducts, (iii) asbestos or asbestos-containing materials, (iv) designated as a "hazardous substance" pursuant to the Federal Water Pollution Control Act, (v) defined as a "hazardous waste" pursuant to the Federal Resource Conservation and Recovery Act, or (vi) defined as a "hazardous substance" pursuant to the Comprehensive Environmental Response, Compensation and Liability Act. Seller has disclosed to Buyer in writing all information in Seller's possession or control which relates to the environmental condition of the Property.

13.10  Property Tax Assessment

     Notwithstanding any other provision of this Agreement to the contrary, if Buyer shall become liable after the Closing for payment of any property taxes assessed against the Property for any period of time prior to the Closing, Seller shall immediately pay to Buyer on demand an amount equal to such tax assessment.

13.11  Agreements Affecting the Property

     At the Closing there will be no leases, easements, encumbrances, or other agreements affecting the Property except as shown in the Commitment for the Property or as otherwise disclosed to Buyer by Seller in writing and approved by Buyer.

 13.12  Use Permits and Other Approvals

     Seller has obtained all licenses, permits, approvals, easements, and rights of way required from all governmental authorities having jurisdiction over the Property or from private parties for the normal use and operation of the Property and to ensure free and unimpeded vehicular and pedestrian ingress to and egress from the Property as required to permit the normal intended usage of the Property. Seller has materially complied with all licenses and permits and has not received any notice that any licenses or permits will not be renewed upon expiration, or of any material conditions which will be imposed in order to receive any renewal.

 13.13  Confidentiality

     Seller shall hold as confidential all information concerning Buyer and this transaction. Seller shall not release any such information to third parties without Buyer's prior written consent, except pursuant to a court order requiring such release or as otherwise may be required by law. Buyer shall hold as confidential all information concerning Seller and this transaction. Buyer shall not release any such information to third parties without Seller's prior written consent, except pursuant to a court order requiring such release or as otherwise may be required by law. Notwithstanding the foregoing, subsequent to the Closing, either party publicly may announce (provided such announcement is factually accurate): (i) Seller sold and Buyer purchased the Property; (ii) the Property is subject to the Lease; (iii) the industry of Tenant; (iv) the total number of properties Seller sold to Buyer and Buyer purchased from Seller, including, without limitation, the Property; and (v) the total value of the transaction, i.e., the Purchase Price.

 13.14  Survival

     The representations and warranties of Seller contained herein shall survive the Closing.

 13.15  NO Broker

     Seller warrants that except for brokerage commission due Horn Capital Realty, which commission is payable by Buyer pursuant to Section 9.4, there are no brokerage commissions payable as a result of the Closing herein. Seller shall indemnify and hold harmless Buyer from any claims, costs, damages, or liability based on any statement, representations, or agreement by Seller with respect to the payment of any brokerage commissions or finders' fees.

14.    REPRESENTATIONS & WARRANTIES OF BUYER

     Buyer hereby represents and warrants to Seller as follows:

14.1    Authority of Buyer

     Buyer is a corporation duly organized and validly existing under the laws of the State of Maryland. This Agreement and all documents executed by Buyer which are to be delivered to Seller at the Closing are, or at the time of Closing will be duly authorized, executed, and delivered by Buyer, and are, or at the Closing will be, legal, valid, and binding obligations of Buyer, and do not, and at the time of Closing will not, violate any provisions of any agreement or judicial order to which Buyer is a party or to which it is subject.

14.2    Absence of Fraud and Misleading Statements

     No representation, warranty, or statement of Buyer in this Agreement or in any document, certificate, or schedule furnished or to be furnished to Seller pursuant thereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements or facts not misleading. Ail representations, warranties, or statements of Buyer are based upon current, accurate, and complete information as of the time of their making and there has been no subsequent material change in the information.

14.3    Litigation

     There is no litigation pending or, to Buyer's knowledge, threatened, against Buyer or any basis therefor before any court or administrative agency which might adversely affect the ability of Buyer to perform its obligations under this Agreement.

14.4    Financial Condition

     Buyer has adequate financial resources to make timely payment of all sums due from Buyer hereunder and to perform all of its obligations hereunder.

14.5    Survival

     The representations and warranties of Buyer contained herein shall survive the Closing.

14.6    No Broker

     Buyer warrants that except for brokerage commission due Horn Capital Realty, which commission is payable by Buyer pursuant to Section 9.4, there are no brokerage commissions payable as a result of the Closing herein. Buyer shall indemnify and hold harmless Seller from any claims, costs, damages, or liability based on any statement, representations, or agreement by Buyer with respect to the payment of any brokerage commissions or finders' fees.

                                  15. COVENANTS

     Matters as to which Escrow Agent need not be concerned, Seller and Buyer covenant and agree with one another as follows:

15.1    Indemnification by Parties

        Each party shall indemnify the other party and hold the other party harmless from and against any and all claims, demands, liabilities, liens, costs, expenses, penalties, damages, and losses, including, without limitation, reasonable attorneys' fees and costs, suffered as a direct or indirect result of:

         15.1.1 Any misrepresentation, breach of warranty, or breach of covenant made pursuant to this Agreement or in any document, certificate, or exhibit given or delivered pursuant to or in connection with this Agreement; and

         15.1.2 Any and all obligations, liabilities, claims, liens, or encumbrances, whether direct, contingent, or consequential and no matter how arising or accruing, which are in any way related to or arising from any act, conduct, omission, contract, or commitment of a party (or any of its agents or employees) at any time or times before the Closing, including indemnification by Seller of Buyer, without limitation, of (i) all foreseeable and all unforeseeable consequential damages, directly or indirectly arising out of the use, generation, storage, or disposal of Hazardous Materials by Seller and (ii) the cost of any required or necessary repair, cleanup, remediation, removal, or detoxification and the preparation of any closure or other required plans, or actions, whether such action is required or necessary prior to or following transfer of title to the Property, to the full extent that such action is attributable, directly or indirectly, to the presence, use, generation, storage, release, threatened release, treatment, or disposal of Hazardous Materials by title to Buyer. The provisions of this Section shall survive the execution and delivery of this Agreement, the delivery of the Deed, and transfer of title.

15.2 Maintenance

Closing, Seller shall, at Seller's sole cost and expense, maintain the Property in good order, condition, and repair, reasonable wear and tear excepted, and shall operate the Property in the same manner as before the making of this Agreement as though Seller were retaining the Property.

15.3    Other Agreements

     Seller shall not enter into or terminate any contracts or agreements pertaining to the Property without in each case obtaining Buyer's prior written consent thereto.

        16.  LOSS BY FIRE OR OTHER CASUALTY; CONDEMNATION

16.1    Damage or Destruction

     In the event that any of the improvements on the Property are damaged or destroyed by fire or other casualty prior to the Closing, then Seller may terminate this Agreement or may offer to restore and repair such damage. Termination shall be by written notice to Buyer within five (5) days after the occurrence of the damage or destruction. Buyer shall have no obligation to accept Seller's offer to restore and repair such damage if such restoration and repair would cause the Scheduled Closing Date to be extended. Seller shall pay escrow and related costs, if any, that exist as a result of terminating this Agreement under this Section.

16.2    Condemnation

     In the event that prior to the Closing a governmental entity shall commence any eminent domain proceeding to take any portion of the Property, Buyer shall have the option to make either of the following elections:

       16.2.1 Terminate this Agreement by written notice to Seller within five (5} days of its receiving notice of such action of condemnation; or

       16.2.2 Proceed with the transaction in which case the Purchase Price shall not be reduced and Buyer shall be entitled to the net award paid to Seller or Seller's mortgagee for the taking, if any, and Seller shall assign and transfer to Buyer all right, title, and interest in and to any awards.

                                 17. POSSESSION

     Possession of the Property shall be delivered to Buyer at the Closing.

                                   18. NOTICES

     Ail notices, requests, or demands herein provided to be given or made, or which may be given or made by either party to the other, shall be given or made only in writing and shall be deemed to have been duly given: (1) when delivered personally at the address set forth below, or to any agent of the party to whom notice is being given, or (ii) on the date delivered when sent via Overnight Mail, properly addressed and postage prepaid, or (iii) on the date sent via facsimile transmission, or (iv) seventy-two (72) hours after the time the same is deposited in the United States mail, properly addressed and first class postage prepaid, return receipt requested. The proper address to which notices, requests, or demands may be given or made by either party shall be the address set forth at the end of this Section or to such other address or to such other person as any party shall designate. Such address may be changed by written notice given to the other party in accordance to this Section.

         If  to Buyer:

         Realty Income Corporation
         Attn: Legal Department
         220 West Crest Street Escondido, CA 92025-1707 {760) 741-2111
         (760) 741-8674 (Fax number)

If  to Seller:

Thomas M. Aspenleiter
Monro Muffler Brake, Inc.
200 Holleder Parkway
Rochester, NY 14615-3808
(716) 647-6400
(716) 647-0945 (Fax number)

If  to Escrow:

P.J. Whitworth
Partners Title Company
712 Main Street, Suite 2000E
Houston, TX 77002-3218
(713) 238-9181
(713) 238-9180 (Fax number)

19.    GENERAL PROVISIONS

19.1    Manner of Taking Title

     Buyer shall have the right to take title to the Property at the Closing in a name other than Buyer's name.

19.2    Gender - Number

     The use of (i) the neuter gender includes the masculine and feminine and
(ii) the singular number includes the plural whenever the context requires.

19.3    Captions

     Captions in this Agreement are inserted for the convenience of reference only and do not define, describe, or limit the scope or the intent of this Agreement or any of its terms.

19.4    Exhibits

     All attached exhibits are a part of this Agreement and are incorporated in full by this reference.

19.5    Entire Agreement

     This Agreement contains the entire agreement between the parties relating to the transactions contemplated hereby and all prior or contemporaneous agreements, understandings, representations, and statements, oral or written, are merged into this Agreement.

19.6    Modification

     No modification, waiver, amendment, discharge, or change of this Agreement shall be valid unless it is in writing and signed by the party against which the enforcement of the modification, waiver, amendment, discharge, or change is or may be sought.

19.7    Attorneys' Fees

     Should any party employ an attorney for the purpose of enforcing or construing this Agreement, or any judgment based on this Agreement, in any legal proceeding whatsoever, including insolvency, bankruptcy, arbitration, declaratory relief, or other litigation, the prevailing party shall be entitled to receive from the other party or parties, reimbursement for all attorneys' fees and all costs, including, but not limited to, service of process, filing fees, court and court reporter costs, investigative costs, expert witness fees, and the cost of any bonds, whether taxable or not, and that such reimbursement shall be included in any judgment or final order issued in that proceeding.

19.8    Joint and Several Liability

     If any party consists of more than one person or entity, the liability of each such person or entity signing this Agreement shall be joint and several.

19.9    Governing Law

     This Agreement shall be construed and enforced in accordance with the laws of the state in which the Property is located.

 19.10  Severability

     In the event any term, covenant, condition, or provision of this Agreement is held to be invalid, void, or otherwise unenforceable by any court of competent jurisdiction, the fact that such term, covenant, condition, or provision is invalid, void, or otherwise unenforceable shall in no way affect the validity or enforceability of any other term, covenant, condition, or provision of this Agreement.

 19.11  Successors and Assigns

     All terms of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective legal representatives, successors, and assigns.

 19.12  Information Provided

     Seller warrants and represents that all information Seller has provided to Buyer is accurate and correct and Seller acknowledges that Buyer has relied upon such information in entering into this Agreement.

     Buyer warrants and represents that all information Buyer has provided to Seller is accurate and correct and Buyer acknowledges that Seller has relied upon such information in entering into this Agreement.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

19. 13 Counterparts           SELLER: Catherine D'Amico
                              (signature)

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. counterparts shall together constitute but one agreement.

                                             Monro Muffler
                                             Brake, Inc., a New
BUYER: Richard G. Collins (signature)        York corporation


Realty Income Corporation,
a Maryland corporation

        -  Senior Vice President,

Date: Dec 18, 1997                           DEC 18, 1997 Portfolio Acquisitions

                                             ESCROW AGENT: PJ Whitworth

Partners Title Company

Date: 12/19/97

             PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS EXHIBIT "A"
                       LEGAL DESCRIPTION OF REAL PROPERTY

LOCATION: Monro Muffler/Brake #xxx
SPECIFIC ADDRESS

        (To be taken from the Commitment for Policy of Title Insurance.)

                   PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS

                             EXHIBIT "B" SAMPLE DEED

             PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS EXHIBIT "C"
                       DOCUMENTS NEEDED TO CLOSE CHECKLIST

LOCATION: Monro Muffler/Brake #xxx
             SPECIFIC ADDRESS

                      ITEM                             RECEIVED
 1. Aerial Photograph
 2. Certified Boundary Survey (if Available)
 3. Area/Location Map
 4. Area Demographics
 5. Acceptable Commitment Of Title Insurance
 6. Copy Of The Deed
 7. Zoning Permits And Regulations
 8. Insurance Certificates
 9. Copy Of Tax Bill
10. Corporate Resolution Or Partnership Agreement
11. Standard Parcel Map Or Subdivision Plat
12. Site Plan
13. Soils Report
14. Phase 1 Environmental Site Assessment Report & Reliance Letter
15. Land Purchase Escrow Closing Statement
16. Project Pro Forma\Operating Profit & Loss Statement
17. Construction Contract (Including itemized Breakdown)
18. Plans and Specifications
19. Verification of Built-to Plans
20. Certified As-Built Survey (ALTA) Showing Land and Building
21. MAI Leased Fee Appraisal (Including Land Valuation)
22. Completion Notice/Certificate of Occupancy (If Available)